UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 18, 2026
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ICHOR HOLDINGS, LTD.
(Exact name of registrant as specified in its charter)
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Cayman Islands	001-37961	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3185 Laurelview Ct. Fremont, California	94538
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (510) 897-5200
Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value $0.0001	ICHR	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§ 240.12b‑2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement
On May 18, 2026, Ichor Holdings, Ltd. (the “Company”) entered into a sales agreement (the “Sales Agreement”) with TD Securities (USA) LLC, Stifel, Nicolaus & Company, Incorporated, Needham & Company, LLC, and Craig-Hallum Capital Group LLC (collectively, the “Agents”). Pursuant to the terms of the Sales Agreement, the Company may sell from time to time through the Agents, as sales agents, ordinary shares, with a par value of $0.0001 per share (the "Ordinary Shares"), having an aggregate offering price of up to $200,000,000. The sales, if any, of the Ordinary Shares under the Sales Agreement may be made in sales deemed to be "at-the-market offerings" as defined in Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), including sales made through the facilities of The Nasdaq Global Select Market or on any other existing trading market for the Ordinary Shares. The Agents may also sell the Ordinary Shares by any other method permitted by law, including in block trades and privately negotiated transactions. The Agents will use commercially reasonable efforts consistent with their normal trading and sales practices and applicable laws and regulations to sell the Ordinary Shares from time to time, based upon the Company’s instructions (including any price or size limits the Company imposes).
The Company intends to use the net proceeds from the offering, after deducting the Agents’ commissions and the Company’s offering expenses, to repay outstanding indebtedness under its term loan facility and for general corporate purposes, which may include capital expenditures, potential acquisitions, growth opportunities and strategic transactions.
For sales of Ordinary Shares through the Agents, the Company will pay the Agents a commission of up to 3.0% of the gross sales price of the Ordinary Shares sold through the Agents pursuant to the Sales Agreement. The Company has no obligation to sell any Ordinary Shares under the Sales Agreement, and may at any time suspend the offering of Ordinary Shares under the Sales Agreement. Unless earlier terminated as provided below, the Sales Agreement will automatically terminate upon the issuance and sale of all of the Ordinary Shares subject to the Sales Agreement. The Company and each Agent, solely with respect to its own obligations, may terminate the Sales Agreement upon written notice to the other party in accordance with the terms of the Sales Agreement.
The Sales Agreement contains customary representations, warranties, covenants and conditions. Pursuant to the Sales Agreement, the Company has also provided the Agents with customary indemnification and contribution rights.
The Ordinary Shares will be offered and sold pursuant to a shelf registration statement on Form S-3ASR (File No. 333-295995), which was filed with the Securities and Exchange Commission on May 18, 2026 and became effective upon filing, and a related prospectus supplement, dated May 18, 2026.
The foregoing summary of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Sales Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K (this "Current Report") and incorporated herein by reference.
The legal opinion and consent of Maples and Calder (Cayman) relating to the Ordinary Shares being offered are filed as Exhibits 5.1 and 23.1, respectively, to this Current Report and are incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description
1.1*	Sales Agreement, dated May 18, 2026, among Ichor Holdings, Ltd. and TD Securities (USA) LLC, Stifel, Nicolaus & Company, Incorporated, Needham & Company, LLC, and Craig-Hallum Capital Group LLC.
5.1	Opinion of Maples and Calder (Cayman) LLP.
23.1	Consent of Maples and Calder (Cayman) LLP (included in Exhibit 5.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Certain schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted exhibit or schedule will be furnished to the SEC or its staff upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICHOR HOLDINGS, LTD.

Date: May 18, 2026	/s/ Greg Swyt
Greg Swyt
Chief Financial Officer